EXHIBIT 2.03

                                 BYLAWS OF

                        BOOK CORPORATION OF AMERICA







                                     1



                                   BYLAWS

                                    OF

                        BOOK CORPORATION OF AMERICA

                             TABLE OF CONTENTS
                             ------------------
                                                                      PAGE
                                                                    -------
Article I.          Office . . . . . . . . . . . . . . . . . . . . . . . .3

Article II.         Shareholders' Meeting. . . . . . . . . . . . . . . . .3
     Section  2.1   Annual Meetings. . . . . . . . . . . . . . . . . . . .3
     Section  2.2   Special Meetings . . . . . . . . . . . . . . . . . . .4
     Section  2.3   Notice of Shareholders' Meeting. . . . . . . . . . . .4
     Section  2.4   Waiver of Notice . . . . . . . . . . . . . . . . . . .4
     Section  2.5   Place of Meeting . . . . . . . . . . . . . . . . . . .4
     Section  2.6   Closing of Transfer Books or Filing
                    Record Date. . . . . . . . . . . . . . . . . . . . . .5
     Section  2.7   Quorum of Shareholders . . . . . . . . . . . . . . . .5
     Section  2.8   Voting Lists . . . . . . . . . . . . . . . . . . . . .6
     Section  2.9   Voting . . . . . . . . . . . . . . . . . . . . . . . .6
     Section  2.10  Proxies. . . . . . . . . . . . . . . . . . . . . . . .6
     Section  2.11  Informal Action by Shareholders. . . . . . . . . . . .6

Article III         Board of Directors . . . . . . . . . . . . . . . . . .7
     Section  3.1   General Powers . . . . . . . . . . . . . . . . . . . .7
     Section  3.2   Number, Tenure and Qualifications. . . . . . . . . . .7
     Section  3.3   Election of Board of Directors . . . . . . . . . . . .7
     Section  3.4   Regular Meetings . . . . . . . . . . . . . . . . . . .7
     Section  3.5   Special Meetings . . . . . . . . . . . . . . . . . . .8
     Section  3.6   Waiver of Notice . . . . . . . . . . . . . . . . . .  8
     Section  3.7   Quorum . . . . . . . . . . . . . . . . . . . . . . .  8
     Section  3.8   Manner of Acting . . . . . . . . . . . . . . . . . .  8
     Section  3.9   Powers of Directors. . . . . . . . . . . . . . . . .  8
     Section  3.10  Vacancies. . . . . . . . . . . . . . . . . . . . . .  9
     Section  3.11  Removals . . . . . . . . . . . . . . . . . . . . . .  9
     Section  3.12  Resignations . . . . . . . . . . . . . . . . . . . . 10
     Section  3.13  Presumption of Assent. . . . . . . . . . . . . . . . 10
     Section  3.14  Compensation . . . . . . . . . . . . . . . . . . . . 10
     Section  3.15  Emergency Power. . . . . . . . . . . . . . . . . . . 10
     Section  3.16  Chairman . . . . . . . . . . . . . . . . . . . . . . 10

Article IV          Officers . . . . . . . . . . . . . . . . . . . . . . 11
     Section  4.1   Number . . . . . . . . . . . . . . . . . . . . . . . 11
     Section  4.2   Election and Term of Office. . . . . . . . . . . . . 11
     Section  4.3   Resignations . . . . . . . . . . . . . . . . . . . . 11
     Section  4.4   Removal. . . . . . . . . . . . . . . . . . . . . . . 11
     Section  4.5   Vacancies. . . . . . . . . . . . . . . . . . . . . . 12
     Section  4.6   President. . . . . . . . . . . . . . . . . . . . . . 12
     Section  4.7   Vice President . . . . . . . . . . . . . . . . . . . 12
     Section  4.8   Secretary. . . . . . . . . . . . . . . . . . . . . . 12
     Section  4.9   Treasurer. . . . . . . . . . . . . . . . . . . . . . 13
     Section  4.10  General Manager. . . . . . . . . . . . . . . . . . . 13
     Section  4.11  Other Officers . . . . . . . . . . . . . . . . . . . 14
     Section  4.12  Salaries . . . . . . . . . . . . . . . . . . . . . . 14
     Section  4.13  Surety Bonds . . . . . . . . . . . . . . . . . . . . 14





Article V.          Committees . . . . . . . . . . . . . . . . . . . . . 14
     Section  5.1   Executive Committee. . . . . . . . . . . . . . . . . 14
     Section  5.2   Other Committees . . . . . . . . . . . . . . . . . . 15

Article VI.         Contracts, Loans, Deposits and Checks. . . . . . . . 15
     Section  6.1   Contracts. . . . . . . . . . . . . . . . . . . . . . 15
     Section  6.2   Loans. . . . . . . . . . . . . . . . . . . . . . . . 15
     Section  6.3   Deposits . . . . . . . . . . . . . . . . . . . . . . 15
     Section  6.4   Checks and Drafts. . . . . . . . . . . . . . . . . . 16
     Section  6.5   Bonds and Debentures . . . . . . . . . . . . . . . . 16

Article VII.        Capital Stock. . . . . . . . . . . . . . . . . . . . 16
     Section  7.1   Certificate of Share . . . . . . . . . . . . . . . . 16
     Section  7.2   Transfer of Shares . . . . . . . . . . . . . . . . . 17
     Section  7.3   Transfer Agent and Registrar . . . . . . . . . . . . 17
     Section  7.4   Lost or Destroyed Certificates . . . . . . . . . . . 17
     Section  7.5   Consideration for Shares . . . . . . . . . . . . . . 18
     Section  7.6   Registered Shareholders. . . . . . . . . . . . . . . 18

Article VIII.       Indemnification. . . . . . . . . . . . . . . . . . . 18
     Section  8.1   Indemnification. . . . . . . . . . . . . . . . . . . 18
     Section  8.2   Other Indemnification. . . . . . . . . . . . . . . . 19
     Section  8.3   Insurance. . . . . . . . . . . . . . . . . . . . . . 19
     Section  8.4   Settlement by Corporation. . . . . . . . . . . . . . 19

Article IX          Amendments . . . . . . . . . . . . . . . . . . . . . 20

Article X           Fiscal Year. . . . . . . . . . . . . . . . . . . . . 20

Article XI          Dividends. . . . . . . . . . . . . . . . . . . . . . 20

Article XII         Corporate Seal . . . . . . . . . . . . . . . . . . . 21






                                  BYLAWS
                                    OF
                        BOOK CORPORATION OF AMERICA

                                 ARTICLE I
                                   OFFICE
                                   ------

     Section 1.1   Office.    The principal office of the Corporation in

the State of Utah shall be located at 9 Exchange Place, Suite 200, Salt

Lake City, Utah.  The Corporation may maintain such other offices, within or without the State of Utah, as the Board of Directors may from time to time designate.  The location of the principal office may be changed by the

Board of Directors.

                                 ARTICLE II
                           SHAREHOLDERS' MEETING
                           ----------------------

     Section 2.1   Annual Meetings    The annual meeting of the

shareholders of the Corporation shall be held at such place within or without the State of Utah as shall be set forth in compliance with these

Bylaws.  The meeting shall be held on the 1st Saturday of February of each year beginning with the year 1989 at 10:00 a.m.  If such day is a legal holiday, the meeting shall be on the next business day.  This meeting shall be for the election of directors and for the transaction of such other business as may properly come before it.


     In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided for, the directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting.  If the election of directors shall not be held on the date designated herein for any annual meeting of shareholders, or at any adjournment thereof, the Board of

Directors shall cause the election to be held at a special meeting of shareholders as soon thereafter as may conveniently be called.  Such subsequent meetings shall be called in the same manner as is provided for the annual meeting of shareholders.



     Section 2.2   Special Meetings.    Special meetings of shareholders,

other than those regulated by statute, may be called at, any time by the

President, or by a majority of the directors, and must be called by the

President upon written request of the holders of not less than 10% of the issued and outstanding shares entitled to vote at such special meeting.


     Section 2.3   Notice of Shareholders' Meetings.    The President, Vice

President or Secretary shall give written notice stating the place, day and hour of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, which shall be delivered not less than ten nor more than fifty days before the day of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the books of the Corporation, with postage thereon prepaid.


     Any meeting of which all shareholders shall at any time waive or have waived notice in writing shall be a legal meeting for the transaction of business notwithstanding that notice has not been given as hereinbefore provided.


     Section 2.4   Waiver of Notice.    Whenever any notice whatever is

required to be given by these Bylaws, or the Articles of Incorporation, or by any of the Corporation Laws of the State of Utah, a  shareholder may waive the notice of meeting by attendance, either in person or by proxy, at the meeting, or by so stating in writing, either before or after such meeting.  Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however,

constitute a waiver of notice.


     Section 2.5   Place of Meeting.    The Board of Directors may

designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  If no designation is made, or if a special meeting be  otherwise called, the place of meeting shall be the registered office of the Corporation.


     Section 2.6   Closing of Transfer Books or Fixing Record Date.    For

the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order, to make a determination of shareholders for any other proper purpose, the Board of

Directors of the Corporation may provide that the stock transfer books shall be closed for a period not to exceed in any case 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders,

such books shall be closed for at least 10 days immediately preceding the date determined to be the date of record. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and in case of a meeting of shareholders not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be deemed the date of record for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.



     Section 2.7   Quorum of Shareholders.    Except as herein provided and

as otherwise provided by law, at any meeting of shareholders a majority in interest of all the shares issued and outstanding represented by shareholders of record in person or by proxy shall constitute a quorum, but a less interest may adjourn any meeting and the meeting may be held as adjourned without further notice, provided, however, that directors shall not be elected at the meeting so adjourned. When a quorum is present at any meeting, a majority in interest of the shares represented thereat shall decide any question brought before such meeting, unless the question is one upon which the express provision of law or of the Articles of Incorporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.


     Section 2.8   Voting Lists.    The officer or agent having charge of

the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote

at such meeting or any adjournment thereof., arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder, for any purpose germane to the meeting, during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.


     Section 2.9   Voting.    A holder of an outstanding share entitled to

vote at a meeting may vote at such meeting in person or by proxy. Except as may otherwise be provided in the Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders.  Except as herein or in the Articles of

Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.


     Section 2.10   Proxies.    At all meetings of shareholders, a

shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.


     Section 2.11   Informal Action by Shareholder.    Any action required

to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                                ARTICLE III

                             BOARD OF DIRECTORS

                            -------------------


     Section 3.1   General Powers.    The business and affairs of the

Corporation shall be managed by its Board of Directors. The Board of

Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they deem proper.




     Section 3.2   Number, Tenure and Qualifications.    The number of

directors for the Board of Directors of the Corporation shall be not less than three nor more than ten.  Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Utah or shareholders of the Corporation.


     Section 3.3   Election of Board of Directors.    The Board of

Directors shall be chosen by ballot at the annual meeting of shareholders or at any meeting held in place thereof as provided by law.


     Section 3.4   Regular Meetings.    A regular meeting of the Board of

Directors shall be held without other notice than by this Bylaw,

immediately following and at the same place as the annual meeting of the

shareholders.     The Board of Directors may provide by resolution the time

and place for the holding of additional regular meetings without other notice than this resolution.


     Members of the Board of Directors may participate in a meeting of the

Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other and participation in a meeting under this subsection shall constitute presence in person at the meeting, pursuant to Utah Code Annotated, Section 16-10-

40(d).


     Section 3.5   Special Meetings.    Special meetings of the Board of

Directors may be called by order of the Chairman of  the Board,  the

President or by one-third of the directors.  The Secretary shall give notice of the time, place and purpose or purposes of each special meeting by mailing the same at least  two days before the meeting or by telephoning or telegraphing the same at least one day before the meeting to each director.


     Section 3.6   Waiver of Notice.    Whenever any notice whatever is

required to be given by these Bylaws, or the Articles of Incorporation of the Corporation, or by any of the Corporation Laws of the State of Utah, a

director may waive the notice of meeting by attendance in person at the meeting, or by so stating in writing, either before or after such meeting.

Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice.



     Section 3.7   Quorum.    A majority of the members of the Board of

Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice.  At any meeting at which every director shall be present,

even though without any notice, any business may be transacted.



     Section 3.8   Manner of Acting.    At all meetings of the Board of

Directors, each director shall have one vote.  The act of a majority present at a meeting shall be the act of the Board of Directors, provided a quorum is present. Any action required to be taken or which may be taken at a meeting of the directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors.  The directors may conduct a meeting by means of a conference telephone or any similar communication equipment by which all persons participating in the meeting can hear each other.



     Section 3.9   Powers of Directors.    The Board of Directors shall

have the responsibility for the entire management of the business of the

Corporation.  In the management and control of the property, business and affairs of the Corporation the Board of Directors is hereby vested with all of the powers possessed by the Corporation itself so far as this delegation of authority is not inconsistent with the laws of the State of Utah and with the Articles of Incorporation or with these Bylaws.  The Board of

Directors shall have the power to determine what constitutes net earnings,

profits and surplus, respectively, and what amounts shall be reserved for working capital and for any other purpose and what amounts shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.



     Section 3.10   Vacancies.    A vacancy in the Board of Directors shall

be deemed to exist in case of death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any meeting of shareholders at which any director is to be elected, to elect the full authorized number to be elected at that meeting.



     Any vacancy occurring in the Board of Directors may be filled by an affirmative vote of the majority of the remaining directors though less

than a quorum of the Board of Directors, unless   otherwise provided by law

or the Articles of Incorporation.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at the annual meeting or at a special meeting of shareholders called for that purpose.


     Section 3.11   Removals.    Directors may be removed at any time, at a

meeting called expressly for that purpose by a vote of the shareholders holding a majority of the shares issued and outstanding and entitled to vote.  Such vacancy shall be filled by the directors then in office, though less than a quorum, to hold office until the next annual meeting or until his successor is duly elected and qualified, except that any directorship to be filled by reason of removal by the shareholders may be filled by election, by the shareholders, at the meeting at which the director is removed.  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.


     Section 3.12   Resignations.    A director may resign at any time by

delivering written notification thereof to the President or Secretary of the Corporation.  Such resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten days from the date of its delivery, the resignation shall upon the tenth day be deemed accepted.


     Section 3.13   Presumption of Assent.    A director of the Corporation

who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.



     Section 3.14   Compensation.    By resolution of the Board of

Directors, the directors shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


     Section 3.15   Emergency Power.    When, due to a national disaster or

death, a majority of the directors are incapacitated or otherwise unable to attend the meetings and function as directors, the remaining members of the

Board of Directors shall have all the powers necessary to function as a complete Board and, for the purpose of doing business and filling vacancies, shall constitute a quorum until such time as all directors can attend or vacancies can be filled pursuant to these Bylaws.


     Section 3.16   Chairman.    The Board of Directors may elect from its

own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.


                                 ARTICLE IV

                                  OFFICERS

                               -------------


     Section 4.1   Number.    The officers of the Corporation shall be a

President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by a majority of the Board of Directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.  In its discretion, the

Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person, except the offices of

President and Secretary. Officers may or may not be directors or shareholders of the Corporation.


     Section 4.2   Election and Term of Office.    The officers of the

Corporation are to be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient.

Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.



     Section 4.3   Resignation.    Any officer may resign at any time by

delivering a written resignation either to the President or to the

Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.



     Section 4.4   Removal.    Any officer or agent may be removed by the

Board of Directors whenever in its judgment the best interests of the

Corporation will be served thereby but such removal shall be  without prejudice to the contract rights, if any, of the person so removed.

Election or appointment of an officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the

Board of Directors, exclusive of the officer in question if he is also a director.


     Section 4.5   Vacancies    A vacancy in any office because of death,

resignation, removal, disqualification or otherwise, or if a new office shall be created, may be filled by the Board of Directors for the unexpired portion of the term.


     Section 4.6   President.    The President shall be the chief executive

and administrative officer of the Corporation.  He shall preside at all meetings Of the Shareholders and, in the absence of the Chairman of the

Board, at meetings of the Board of Directors.  He shall exercise such duties as customarily pertain to the Office of President and shall have general and active supervision over the property, business and affairs of the Corporation and over its several officers.  He may appoint officers,

agents or employees other than those appointed by the Board of Directors.

He may sign, execute and deliver in the name of the Corporation, powers of attorney, certificates of stock, contracts, bonds, deeds, mortgages and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.



     Section 4.7   Vice President.    The Vice President shall have such

powers and perform such duties as may be assigned to him by the Board of

Directors or the President.  In the absence or disability of the President,

the Vice President designated by the Board of Directors or the President shall perform the duties and exercise the powers of the President.  In the event there is more than one Vice President and the Board of Directors has not designated which Vice President is to act as President, then the Vice

President who was elected first shall act as President.  A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.


     Section 4.8  Secretary.   The Secretary shall keep the minutes of all

meetings of the shareholders and of the Board of Directors and to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees.  He shall cause notice to be given of the meetings of shareholders, of the Board of Directors and any committee appointed by the Board.  He shall have custody of the corporate seal and general charge of the records, documents and papers of the Corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any directory.

He may sign or execute contracts with the President or Vice President thereunto authorized in the name of the Corporation and affix the seal of the Corporation thereto.  He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

He shall be sworn to the faithful discharge of his duties. Assistant

Secretaries shall assist the Secretary and shall keep and record such minutes of meetings as shall be directed by the Board of Directors.


     Section 4.9  Treasurer.  The Treasurer shall have general custody of the collection and disbursement of funds of the Corporation for collection checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the

Board of Directors may designate.  He may sign, with the President, or such other persons as may be designated for the purpose by the  Board of

Directors, all bills of exchange or promissory notes of the Corporation.

He shall enter or cause to be entered regularly in the books of the

Corporation full and accurate accounts of all monies received and paid by him on account of the Corporation; shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts.  He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.



     Section 4.10   General Manager.    The Board of Directors may employ

and appoint a General Manager who may, or may not, be one of the officers or directors of the Corporation.  If employed by the Board of Directors he shall be the chief operating officer of the Corporation and, subject to the directions of the Board of Directors, shall have general charge of the business operations of the Corporation and general supervision over its employees and agents.  He shall have the exclusive management of the business of the Corporation and of all of its dealings, but at all times subject to the control of the Board of Directors.  Subject to the approval of the Board of Directors or the executive committee, he shall employ all employees of the Corporation, or delegate such employment to subordinate officers, or such division officers, or such division chiefs, and shall have authority to discharge any person so employed.  He shall make a quarterly report to the President and directors, or more often if required to do so, setting forth the result of the operations under his charge,



together with suggestions  looking to the improvement and betterment of the condition of the Corporation, and to perform such other duties as the Board of Directors shall require.

     Section 4.11   Other Officers.    Other officers shall perform such

duties and have such powers as may be assigned to them by the Board of

Directors.


     Section 4.12   Salaries.    The salaries or other compensation of the

officers of the Corporation shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents.  No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the Corporation.


     Section 4.13   Surety Bonds.    In case the Board of Directors shall

so require, any officer or agent of the Corporation shall execute to the

Corporation a bond in such sums and with sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the

Corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the Corporation which may come into his hands.


                                 ARTICLE V

                                 COMMITTEES

                              ---------------

     Section 5.1   Executive Committee.    The Board of Directors may

appoint from among its members an Executive Committee of not less than two nor more than seven members, one of whom shall be the President, and shall designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or

members.   The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to shareholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time.  Subject to the foregoing limitations, the

Executive Committee shall possess and exercise all other powers of the

Board of Directors during the intervals between meetings.



     Section 5.2   Other Committees.    The Board of Directors may also

appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two directors,

and which shall have such powers and duties as shall from time to time be prescribed by the Board.  The President shall be a member ex officio of each committee appointed by the Board of Directors. A majority of the members of any committee may fix its rules of procedure.


                                 ARTICLE VI

                   CONTRACTS, LOANS, DEPOSITS AND CHECKS

                  ---------------------------------------


     Section 6.1   Contracts.    The Board of Directors may authorize any

officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation,

and such authority may be general or confined to specific instances.




     Section 6.2   Loans.    No loan or advances shall be contracted on

behalf of the Corporation, no negotiable paper or other evidence of its obligations under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized by the

Board of Directors.  Any such authorization may be general or confined to specific instances.


     Section 6.3   Deposits.    All funds of the Corporation not otherwise

employed shall be deposited from time to time to the credit of the

Corporation in such banks, trust companies or other depositories as the

Board of Directors may select, or as may be selected by any officer or agent authorized to do so by the Board of Directors.


     Section 6.4   Checks and Drafts.    All notes, drafts, acceptances,

checks, endorsements and evidences of indebtedness of the Corporation shall be signed by such officer or officers or such agent or agents of the

Corporation and in such manner as the Board of Directors from time to time may determine.  Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.



     Section 6.5   Bonds and Debentures.    Every bond or debenture issued

by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice President and by the Treasurer

or by the Secretary, and sealed with the seal of the Corporation.  The seal may be facsimile, engraved or printed.  Where such bond or debenture is authenticated with the  manual signature of an authorized officer of the

Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the

Corporation's officers named thereon may be a facsimile.  In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.


                                ARTICLE VII

                               CAPITAL STOCK

                              ----------------


     Section 7.1   Certificate of Shares.    The shares of the Corporation

shall be represented by certificates prepared by the Board of Directors and signed by the President or the Vice President, and by the Secretary, or an

Assistant Secretary, and sealed with the seal of the Corporation or a


facsimile.    The signatures of such officers upon a certificate may be

facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the

Corporation as the Board of Directors may prescribe.



     Section 7.2   Transfer of Shares.    Transfer of shares of the

Corporation shall be made only on the stock transfer books of the

Corporation by the holder of record thereof or by his legal representative,

who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.


     Section 7.3   Transfer Agent and Registrar.    The Board of Directors

shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.


     Section 7.4   Lost or Destroyed Certificates.    The Corporation may

issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or his legal representatives to give the


Corporation a bond in such sum and with such sureties as the Board of

Directors may direct to indemnify the Corporation and its transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates.  A new certificate may be issued without requiring any bond.



     Section 7.5   Consideration for Shares.    The capital stock of the

Corporation shall be issued for such consideration, but not less than the par value thereof, as shall be fixed from time to time by the Board of

Directors.  In the absence of fraud, the determination of the Board of

Directors as to the value of any property or services received in full or partial payment of shares shall be conclusive.



     Section 7.6   Registered Shareholders.    The Corporation shall be

entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the  ownership of such stock. The Board of Directors, from time to time may confer like powers upon any other person or persons.



                                ARTICLE VIII

                              INDEMNIFICATION

                           ---------------------



     Section 8.1   Indemnification.    No officer or director shall be

personally liable for any obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Corporation.

The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; including power to defend such person from all suits as provided for under the provisions of the Utah Corporation Laws; provided, however that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct.  The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for.  The Corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.



     Section 8.2   Other Indemnification.    The indemnification herein

provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs,

executors and administrators of such a person.



     Section 8.3    Insurance.    The Corporation may purchase and maintain

insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article 8 or the laws of the State of Utah.



     Section 8.4   Settlement by Corporation.    The right of any person to

be indemnified shall be subject always to the right of the Corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.


                                 ARTICLE IX

                                 AMENDMENTS

                                -----------


     These Bylaws may be altered, amended, repealed, or added to by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of any director at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each shareholder of record entitled to vote at such meetings at least ten days before the date of such annual or special meetings, which notice shall state the alterations, amendments, additions, or changes which are proposed to be made in such Bylaws.  Only such changes shall be made as have been specified in the notice. The Bylaws may also be altered, amended,

repealed, or new Bylaws adopted by a majority of the entire Board of

Directors at any regular or special meeting. Any Bylaws adopted by the

Board may be altered, amended, or repealed by a majority of the shareholders entitled to vote.


                                 ARTICLE X

                                FISCAL YEAR

                               --------------



     The fiscal year of the Corporation shall be October 31st and may be varied by resolution of the Board of Directors.




                                 ARTICLE XI

                                 DIVIDENDS

                               --------------


     The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends payable out of the unreserved and unrestricted earned surplus of the Corporation except the directors may declare dividends in accordance with the laws of the State of Utah.



                                ARTICLE XII

                               CORPORATE SEAL

                              ----------------

     The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of incorporation.


     Adopted by resolution of the Board of Directors the 10th day of October, 1988.


                                   By: /s/ Philip Yordan

                                   --------------------------------

                                   Secretary